Exhibit 99.1

Glossary of Selected Terms

The following measures are used by the Company’s management to evaluate performance against historical results and establish targets on a consolidated basis. A number of these measures are components of net income or the balance sheet but, in some cases, may be considered non-GAAP financial measures under applicable SEC rules because they are not displayed as separate line items in the Consolidated Statement of Operations or Consolidated Balance Sheets, and in some cases, there is inclusion or exclusion of certain items not ordinarily included or excluded in a GAAP financial measure. In the opinion of the Company’s management, a discussion of these measures is meaningful to provide investors with an understanding of the significant factors that comprise the Company’s periodic results of operations and financial condition.

Agent - A licensed representative of an insurer in marketing insurance products.

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Exclusive Agency - A local Horace Mann agency created and owned by an independent contractor who has signed an Exclusive Agent agreement with the Company (an “Exclusive Agent”). That agreement states that only the Company’s products and limited additional third-party vendor products authorized by the Company will be marketed by the agency. An independent contractor may sign multiple Exclusive Agent agreements with the Company and manage more than one Exclusive Agency.

—	Employee Agents - Agents who have employee status with the Company and by contract market only the Company’s products and limited additional third-party vendor products authorized by the Company.
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Independent Agents - Non-exclusive independent contractors who are under contract with the Company to market the Company’s annuity products but who are not restricted to writing only the Company’s products and products authorized by the Company.

Book value per share excluding the fair value adjustment for investments - The result of dividing total shareholders’ equity excluding after tax net unrealized gains and losses on fixed maturities and equity securities, including the related effect on certain deferred policy acquisition costs and value of acquired insurance in force, by ending shares outstanding. Book value per share is the most directly comparable GAAP measure. Management believes it is useful to consider the trend in book value per share excluding unrealized net investment gains and losses in conjunction with book value per share to identify and analyze the change in net worth. Management also believes the non-GAAP measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily financial market conditions, the magnitude and timing of which are generally not influenced by the Company’s underlying insurance operations.

Catastrophe costs – The sum of catastrophe losses and property and casualty catastrophe reinsurance reinstatement premiums.

Catastrophe losses - In categorizing property and casualty claims as being from a catastrophe, the Company utilizes the designations of the Property Claims Service, a subsidiary of Insurance Services Office, Inc., and additionally beginning in 2007, includes losses from all such events that meet the definition of covered loss in the Company’s primary catastrophe excess of loss reinsurance contract, and reports loss and loss adjustment expense amounts net of reinsurance recoverables. A catastrophe is a severe loss resulting from natural and man-made events within a particular territory, including risks such as hurricane, fire, earthquake, windstorm, explosion, terrorism and other similar events, that causes $25 million or more in insured property and casualty losses for the industry and affects a significant number of property and casualty insurers and policyholders. Each catastrophe has unique characteristics. Catastrophes are not predictable as to timing or amount of loss in advance. Their effects are not included in earnings or claim and claim adjustment expense reserves prior to occurrence. In the opinion of the Company’s management, a discussion of the impact of catastrophes is meaningful for investors to understand the variability in periodic earnings.

Insurance premiums written and contract deposits - Premiums written represent (1) the amount charged for policies issued during a fiscal period for property and casualty business, such amounts may be earned and included in financial results over future fiscal periods, and (2) the amount charged for policies in force during a fiscal period for traditional life and group life business. Amounts are reported net of reinsurance, unless otherwise specified. Contract deposits include amounts received from customers on deposit-type contracts, such as annuities and interest-sensitive life policy accounts, including deposit amounts and any related contract or policy fees. Management utilizes this non-GAAP measure, which is based on statutory accounting principles, in analyzing and evaluating the business growth of its operating segments. Insurance premiums and contract charges earned is the most directly comparable GAAP measure.

Net Reserves - Property and casualty unpaid claim and claim expense reserves net of anticipated reinsurance recoverables.

Operating income or Net income before realized investment gains and losses - Net income adjusted to exclude after tax realized investment gains and losses. Net income is the most directly comparable GAAP measure. Management believes the measure provides investors with a valuable measure of the Company’s ongoing performance because it reveals trends in the business that may be obscured by the net effect of realized investment gains and losses. Realized investment gains and losses may vary significantly between periods and are generally driven by business decisions and external economic developments that are unrelated to the insurance underwriting process. Operating income is used by management along with other components of net income to assess their performance and adjusted measures of operating income and operating income per diluted share are used in incentive compensation programs. Management believes that a projection of net income including after tax realized investment gains and losses is not appropriate on a forward-looking basis because it is not possible to provide a valid forecast of realized investment gains and losses, which can vary substantially from one period to another and may have a significant impact on net income.

Prior Years’ Reserve Development - A measure which the Company reports for its property and casualty segment which identifies the increase or decrease in net incurred claim and claim adjustment expense reserves at successive valuation dates for claims which occurred in previous calendar years. In the opinion of the Company’s management, a discussion of prior years’ loss reserve development is useful to investors as it allows them to assess the impact on current period earnings of incurred claims experience from the current calendar year and previous calendar years.

Property and casualty operating statistics - Operating measures utilized by the Company and the insurance industry regarding the relative profitability of property and casualty underwriting results.

—	Loss Ratio or Loss and Loss Adjustment Expense Ratio - The ratio of (1) the sum of net incurred losses and loss adjustment expenses to (2) net earned premiums.
—	Expense Ratio - The ratio of (1) the sum of operating expenses and the amortization of policy acquisition costs to (2) net earned premiums.
—	Combined Ratio - The sum of the Loss Ratio and the Expense Ratio. A Combined Ratio less than 100% generally indicates profitable underwriting prior to the consideration of investment income.
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Combined Ratio Excluding Catastrophes and Prior Years’ Reserve Development or Underlying Combined Ratio - The sum of the Loss Ratio and the Expense Ratio adjusted to remove the effect of catastrophe costs and prior years’ reserve development. The Combined Ratio is the most directly comparable GAAP measure. Management believes this ratio provides a valuable measure of the Company’s underlying underwriting performance that may be obscured by the effects of catastrophe costs and prior years’ reserve development, the amounts of which may be significant and may vary significantly between periods.

Return on equity - The ratio of (1) trailing 12-month net income to (2) the average of ending shareholders’ equity for the current quarter end and the preceding four quarter ends.

Sales or Annualized New Sales - Sales represent the amount of new business sold during the period and exclude renewal of policies sold in previous periods. Sales are measured by the Company as premiums and deposits to be collected over the 12 months following the sale of a new policy, and this time period may extend into the following calendar year. In addition to the Company’s products, sales data includes authorized products sold by Employee Agents, Exclusive Agents, and their licensed staff which are underwritten by third-party vendors. Sales should not be viewed as a substitute for any financial measure determined in accordance with GAAP, including “sales” as it relates to non-insurance companies, and the Company’s definition of sales might differ from that used by other companies. The Company utilizes sales information as a performance measure that indicates the productivity of its agency force. Sales are also a leading indicator of future revenue trends.

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